EXHIBIT 3.1


DEAN HELLER

Secretary of State				Entity#
204 North Carson Street, Suite 1                C17558-1995
Carson City, Nevada 89701-4201                  Document Number:
(775) 684 5708                                  20050011414-58
Website: secretaryofstate.biz
                                                Date Filed:
CERTIFICATE OF AMENDMENT                        2/8/2005
(PURSUANT TO NRS 78.385 and 78.390)
Important: Read attached instructions before completing form.



        Certificate of Amendment to Articles of Incorporation

                   Nevada Profit Corporations

    (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)



1. Name of corporation:  Bach-Hauser, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The name of this corporation has changed. Upon filing of this Certificate of Amendment, Article One of the corporation's
Amended and Restated Articles of Incorporation will be amended in its entirety to read as follows:

Article One:  The name of this Corporation is:  Financial Access
              Solutions Technology, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 28,620,000 (55.45%)

4. Effective date of filing (optional):

5. Officer Signature (Required):


* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.